Exhibit 4

AMERICAN STORIES ENTERTAINMENT, INC.

REGULATION A+ OFFERING

SUBSCRIPTION AGREEMENT

TO BE FILLED OUT BY SUBSCRIBER:

Full Name________________________________________

Address_________________________________________

Home Telephone___________________________________

Business Telephone________________________________

Fax Number_______________________________________

Email Address_____________________________________

Ladies and Gentlemen:

The undersigned hereby tenders this subscription and applies for the purchase of ______________ shares of non-voting Common Stock Class B (“Shares”) as fully set forth and described in the Regulation A+ Offering Circular dated _____________, 2023, of AMERICAN STORIES ENTERTAINMENT, INC. (the "CORPORATION" or “Company”), a Florida corporation, upon the terms and conditions set forth below. The Shares will sometimes be referred to herein as the "Securities." Payment in the amount of $__________, 100% of the total due for such Shares, at a price of $2.50 per Share, will transmitted by the undersigned per instructions received by the Company.

The undersigned understands that the CORPORATION may reject any subscription for Shares for any reason (regardless of whether any check relating to such subscription is deposited in a bank or trust account), and that the CORPORATION will promptly return the funds delivered herewith, without interest thereon, in the event this subscription is rejected, without deduction for expenses. By execution below, the undersigned acknowledges that the CORPORATION is relying upon the accuracy and completeness of the representations contained herein in complying with our obligations under applicable securities laws.

1. The undersigned acknowledges and represents as follows:

a. The undersigned has received and carefully reviewed, and is familiar with, the Offering Circular dated as aforesaid and all material incorporated by reference therein or delivered therewith, if any (the "Offering Circular"). In evaluating the suitability of an investment in the Securities, the undersigned has not relied upon any representations or other information (whether oral or written) from Management of the Company, its officers, directors, or employees or from the CORPORATION other than as set forth in the Offering Circular.

b. The undersigned has such knowledge and experience in financial and business matters that he/she/it can evaluate the merits and risks of the prospective purchase of the Securities.

c. The undersigned has obtained, to the extent he/she/it deems necessary, his/her own personal professional advice with respect to the risks inherent in the investment in the Securities, and the suitability of the investment in the Securities considering his/her/its financial condition and investment needs.

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d. The undersigned believes that the investment in the Securities is suitable for him/her based upon his/her/its investment objectives and financial needs, and the undersigned has adequate means of providing for his/her/its current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Securities.

e. The undersigned has verified information included in the Offering Circular and obtained any of the documents described in the Offering Circular so desired.

f. The undersigned recognizes that the CORPORATION has a limited operating history, and that the Securities as an investment involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the risks described under the heading "Risk Factors" in the Offering Circular.

g. The undersigned realizes that (i) the purchase of the Securities should be considered by him/her to be a long-term investment, (ii) the purchaser of the Securities must bear the economic risk of investment for an indefinite period of time because although the Securities have been registered under applicable securities laws pursuant to Regulation A+ of the SEC, there is no guarantee that a public secondary market for the Securities will develop. The undersigned understands that he/she/it may not be able to liquidate his/her/its investment in the Securities in the event of an emergency or pledge any of the Securities as collateral security for loans.

h. The undersigned acknowledges that he/she/it understands the risk that insufficient capital will be raised in this offering or in any other attempt to raise financing to fund the project contemplated hereby, if any, to assist in accomplishing the CORPORATION's goals and projections (if any); and that there is absolutely no assurance that (a) the Company will complete this offering of its Shares (b) the Company will be able to secure adequate funding from some other source to complete its projects/business plan ; or (c) that the CORPORATION will be able to operate profitably. Further, the undersigned acknowledges that if the CORPORATION is unable to successfully conclude this offering, or obtain other financing, the Company (and, therefore, the undersigned) would suffer a substantial loss which may result in the CORPORATION not being able to develop and market the CORPORATION's products.

2. The undersigned represents and warrants that he/she is a bona fide resident of, and is domiciled in, the State or Country of __________________________, and that the Securities are being purchased by him/her/it in his/her/its name solely for his/her/its own beneficial interest and not as nominee for any other person, trust, or organization.

3. The undersigned is informed of the significance to the CORPORATION of the foregoing representations, and such representations are made with the intention that the CORPORATION will rely on the same. The undersigned shall indemnify and hold harmless the CORPORATION's officers, directors, and agents and the CORPORATION itself against any losses, claims, damages, or liabilities to which they, or any of them, may become subject insofar as such losses, claim, damages, or liabilities (or actions in respect thereof) arise from any misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned to the CORPORATION.

4. The undersigned, if other than an individual, makes the following additional representations and warranties:

a. The undersigned was not organized for the specific purpose of acquiring the securities.

b. This Subscription Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by the authorized officer or representative of the undersigned, and is a legal, valid, and binding obligation of the undersigned enforceable in accordance with its terms.

5. Manner in Which Title to the Securities is to be Held. It is understood the Securities will be issued in the name of the undersigned. The CORPORATION will not have or make a record of how title is otherwise to be held (such as “individual ownership,” “joint tenancy” or “tenants in common”).

6. The undersigned, if executing this Subscription Agreement in a representative or fiduciary capacity, (ii) represents that he or she has full power and authority to execute and deliver this Subscription Agreement on behalf of the subscribing individual, partnership, trust, estate, corporation, or other entity for whom the undersigned is executing this Subscription Agreement, and such individual, partnership, trust, estate, corporation, or other entity has full right and power to perform pursuant to such Subscription Agreement and become a shareholder of the Company and (ii) acknowledges that the representations and warranties contained herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

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SIGNATURE PAGE FOR INDIVIDUALS:                                                    Dated: _____________, 2023

__________________________________

Signature

__________________________________

Signature

(All record holders must sign)

__________________________________

Name(s) Typed or Printed

__________________________________

Name(s) Typed or Printed

__________________________________

Address to Which Correspondence

Should be directed

__________________________________

Street or P.O. Box

__________________________________

City, State or Zip Code

__________________________________

Social Security Number

__________________________________

Social Security Number

__________________________________

Telephone Number

WHEN COMPLETED AND SIGNED THIS SUBSCRIPTION AGREEMENT SHOULD BE DELIVERED AS INSTRUCTED BY THE COMPANY.

ACCEPTED: AMERICAN STORIES ENTERTAINMENT, INC.

By_______________________________ Date________________________

      President

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SIGNATURE PAGE FOR ENTITIES:                                      Dated: _____________, 2023

_______________________________

Name of Entity

______________________________

*Signature with Title

______________________________

Name(s) Typed or Printed

______________________________

Address to Which Correspondence

Should be directed

_______________________________

Street or P.O. Box

_______________________________

City, State and Zip Code

_______________________________

Tax Identification Number

_______________________________

Telephone Number

WHEN COMPLETED AND SIGNED THIS SUBSCRIPTION AGREEMENT SHOULD BE DELIVERED AS INSTRUCTED BY THE COMPANY.

ACCEPTED: AMERICAN STORIES ENTERTAINMENT, INC.

By_______________________________ Date________________________

     President

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